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                                                                      EXHIBIT 11

                             BACK YARD BURGERS, INC.
                         COMPUTATION OF INCOME PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


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
                                            THIRTEEN WEEKS ENDED       THIRTY-NINE WEEKS ENDED
                                         --------------------------   --------------------------
                                         OCTOBER 3,   SEPTEMBER 27,   OCTOBER 3,   SEPTEMBER 27,
                                            1998          1997           1998          1997
                                         ----------   -------------   ----------   -------------
Net Income                               $      210   $         204   $      741   $         423
                                         ----------   -------------   ----------   -------------
Weighted average number
 of common shares outstanding
 during the period                            4,590           4,270        4,513           4,255
                                         ----------   -------------   ----------   -------------


Basic income per share                   $      .05   $         .05   $      .16   $         .10
                                         ----------   -------------   ----------   -------------

Weighted average number
 of common shares outstanding
 during the period                            4,590           4,270        4,513           4,255

Preferred shares convertible
 to common shares                                23             290           85             302


Stock options                                    47              12           62              29
                                         ----------   -------------   ----------   -------------

                                              4,660           4,572        4,660           4,586
                                         ==========   =============   ==========   =============
Diluted income per share                 $      .05   $         .04   $      .16   $         .09
                                         ==========   =============   ==========   =============
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